Exhibit 99.1

PRESS RELEASE

For more information, contact:

Linda Ford

DynTek, Inc.

949-798-7215

linda.ford@dyntek.com

DynTek Appoints Casper Zublin, Jr. as Chief Operating Officer

Irvine, CA –October 18, 2004– DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology, management and IT security solutions, today announced the company has appointed Casper Zublin, Jr. as chief operating officer.  Mr. Zublin served as President and CEO of Integration Technologies, Inc. (ITI), which was acquired by DynTek in October.

 “Casper is an exceptional addition to the DynTek senior leadership team,” said Steve Ross, DynTek’s chief executive officer.  “He has a stellar record of past performance, successfully demonstrating the ability to identify, implement and cultivate profitable operating structures in emerging markets.  He will be key in further establishing DynTek as a leading professional technology services firm on a national scale.”

Ross continued, “With the addition of ITI and Redrock Communications, we believe DynTek has established critical density in Southern California and, as a combined company, we should achieve pro forma revenues in excess of $100 million nationwide in calendar 2005.  Casper’s leadership will be critical to meet and beat that target.”

“We are pleased to welcome Casper to the senior management team,” added Robert Webber, DynTek’s chief financial officer.  “I have known Casper for several years, and he is an outstanding strategic thinker and leader, has a strong track record of execution in successfully managing profitable service operations, and is a man of integrity.  We look forward to working together and to growing the business of the combined companies profitably under Steve’s leadership.”

As chief operating officer, Mr. Zublin will oversee service operations, including the expansion, integration and development of the company’s practice areas, which incorporate IT security, access infrastructure, WAN/LAN and network management. Mr. Zublin has extensive experience building profitable, high growth professional services organizations.  Most recently, he guided ITI through a 374% growth in revenue from 2002 to 2004, establishing a solid client base throughout Southern California.  Prior to ITI, Mr. Zublin served as President and CEO of AnySite Technologies, a software development firm, where he led the company to achieve revenue growth of more than 210% over a two-year period.

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Mr. Zublin, 42, holds a Master of Business Administration from the University of Chicago.  In addition, he is a four-time winner of the Inc. 500 award, which recognizes America’s fastest growing private companies.

About DynTek

DynTek is a leading provider of dynamic technology, management and cyber security solutions to states, local governments and commercial organizations.  Our broad range of services is designed to help organizations meet their critical business needs through the effective and innovative use of technology.  Each of our offerings incorporates an approach and methodology derived from over 18 years of experience in the assessment, design, implementation, management and support of secure technology solutions.  For more information, visit www.dyntek.com.

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.  Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors.  Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers,  the ability to finance and sustain operations, including the ability to maintain the Textron Factoring Facility and/or the amended Laurus Funds Note when either becomes due, respectively, or to replace it with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company’s obligations to third parties, and ability to resolve successfully certain ongoing litigation over contract performance, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors, the ability to successfully implement an acquisition growth strategy,  the performance of governmental services, the ability to develop and upgrade our technology, and the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and products.  The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.